UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 500 Vancouver, British Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 688-2419
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - Registrant's Business and Operations

Item 1.01          Entry into a Material Definitive Agreement.

On June 11, 2007, FinMetal Mining Ltd. (the "Company") entered into a definitive Mineral Property Option and Joint Venture Agreement (the "Option Agreement") with Magnus Minerals OY, a Finnish corporation, ("Magnus"), pursuant to which the Company and Magnus agreed to an option and a joint venture to explore the "Enonkoski area" in Finland (collectively, the "Property") primarily for nickel-copper-platinum group elements (the "Transaction").

Under the terms of the Option Agreement the Company intends to acquire ownership from Magnus of up to a 51% interest in certain valid claim reservations, and pending claims comprising the Property as more particularly set forth in the Option Agreement.

It is intended that the Company will be the operator of the joint venture and can earn its 51% interest in the Property by fulfilling its U.S. $10 million in work commitments and €3 million in option payments.

In order to exercise its option, the Company will be required to spend U.S. $10 million in work commitments with minimum expenditures as follows: (a) U.S. $1.8 million by November 30, 2008; (b) U.S. $2.2 million by November 30, 2009; (c) U.S. $2.8 million by November 30, 2010; and (d) U.S. $3.2 million by November 30, 2011. In addition, the Company will be required to make a total of €3 million in option payments to Magnus over four years as follows: (a) €30,000 by May 22, 2007 (which payment has now been made); (b) €270,000 upon execution of the Option Agreement (which payment is about to be made); (c) €600,000 by November 30, 2008, (d) €900,000 by November 30, 2009; and (e) €1,200,000 by November 30, 2010.

The Company has approximately 4.5 years to earn its 51% interest in the Property. The Company must spend 50% or more of its work commitments (U.S. $5 million) and option payments (€1.5 million) before any earn-in is realized. Once the 50% has been reached, the Company will have a 25.5% interest in the Property and the Company's interest will increase proportional to its work commitments and option payments to the maximum of 51%, at which point both the Company's and Magnus' interests are to be converted to working interests.

The Company is in presently in the process of evaluating the various Property interests with a view to determining the best course of exploration and development activity going forward.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1

Mineral Property Option and Joint Venture Agreement between the Company and Magnus Minerals OY, dated for reference as of June 11, 2007, with respect to an option and joint venture to explore certain mineral properties in Finland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: June 12, 2007.	By:	/s/ Daniel Hunter _________________________________ Daniel Hunter Chief Executive Officer and a Director

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